Financial Information Related to New Foxtel As of March 2019 This information contains forward looking statements, including statements of current intention, statements of opinion and predictions as to possible future events. Such statements are not statements of fact and there can be no certainty of outcome in relation to the matters to which the statements relate. These forward looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause the actual outcomes to be materially different from the events or results expressed or implied by such statements. Those risks, uncertainties, assumptions and other important factors are not all within the control of News Corporation, NXE Australia Pty Limited or any of their subsidiaries (including Foxtel Management Pty Limited), shareholders, affiliates and associated companies (or any of their respective directors, partners, officers, employees, agents, management contractors, consultants or advisers) ("Foxtel") and cannot be predicted by Foxtel and include changes in circumstances or events that may cause objectives to change as well as risks, circumstances and events specific to the industry, countries and markets in which Foxtel and its related bodies corporate, joint ventures and associated undertakings operate. Neither News Corporation nor Foxtel makes any representation, assurance or guarantee as to the accuracy or likelihood of fulfilment of any forward looking statement or any outcomes expressed or implied in any forward looking statements. The forward looking statements reflect views held only at the date of referenced above. Except to the extent, if any, required by applicable law, News Corporation and Foxtel disclaim any obligation or undertaking to update any forward looking statements, whether as a result of new information or future events. 1 Exhibit 99.1

Operating metrics snapshot

Broadcast subscribers[1] & ARPU



Subscribers (000's)
ARPU (A$)[2]
$81.86
$80.45
$78.56[3]
2,409
2,287
2,198
FY17
FY18
Dec-18
Churn[4] (%)
15.1%
13.8%
14.1%[3]

Foxtel Now subscribers[5]

(000's)



New pricing and packaging strategy launched and reallocated marketing costs to Kayo Sports launch
132
349
358
FY17
FY18
Dec-18

Kayo Sports subscribers[5]

(000's)



115k Kayo Sports subscribers as at February 5th (100k of which were paying subscribers)
72[5]
FY17
FY18
Dec-18

Commercial subscribers

(residential equivalent units, 000's)[6]



Foxtel commercial subs.
FOX SPORTS commercial subs.
Increase driven by inclusion of FOX SPORTS Australia's commercial customers post-combination. Previous periods are Foxtel commercial customers only
190
189
263
190
189
73
190
FY17
FY18
Dec-18

(1) Includes Foxtel retail, Telstra and Optus subscribers.
(2) The Company calculates Broadcast ARPU by dividing broadcast package revenues for the period, net of customer credits, promotions and other discounts, by average cable and satellite residential subscribers for the period and dividing by the number of months in the period. Average cable and satellite residential subscribers for the period is calculated by adding the beginning and ending cable and satellite residential subscribers for the period and dividing by two. Excludes Optus subscribers.
(3) For the twelve months ended 31 December 2018.
(4) Broadcast subscriber churn represents the number of cable and satellite residential subscribers whose service is disconnected, expressed as a percentage of the average total number of cable and satellite residential subscribers, presented on an annual basis. The Company calculates Broadcast subscriber churn by dividing the total number of disconnected cable and satellite residential subscribers for the period, net of reconnects and transfers, by the average subscribers for the period, which is calculated by adding the beginning and ending cable and satellite residential subscribers for the period and dividing by two. This amount is then divided by the number of days in the period and multiplied by 365 days to present churn on an annual basis. Excludes Optus subscribers.
(5) Includes paying and non-paying subscribers.
(6) Commercial subscribers are calculated as residential equivalent units, which are derived by dividing total revenue from these subscribers by an estimated average residential ARPU which is held constant through the year.

2

Unaudited pro forma condensed combined financial data The following unaudited pro forma condensed combined financial data for the six months ended December 31, 2017, for the fiscal years ended June 30, 2018 and June 30, 2017, and for the twelve months ended December 31, 2018 (“LTM”), respectively, are presented to illustrate the full-period effect of the combination of Fox Sports Australia Pty Limited (“FOX SPORTS Australia”) and Foxtel Group (“Foxtel”) into a new company, NXE Australia Pty Limited (“New Foxtel” or the “Company,” and collectively, the “Transaction”). The unaudited pro forma New Foxtel condensed combined financial data for the periods described above combine the historical consolidated statements of operations of New Foxtel and Foxtel, giving effect to the Transaction as if it had occurred on July 1, 2016. The unaudited pro forma condensed combined financial information of New Foxtel for the LTM period ended December 31, 2018 was derived by adding the unaudited pro forma condensed combined statement of operations data for the year ended June 30, 2018 to the unaudited historical statement of operations data for the six months ended December 31, 2018 and subtracting the unaudited pro forma condensed combined statement of operations data for the six months ended December 31, 2017. The Transaction has already been reflected in the New Foxtel historical consolidated balance sheet as of December 31, 2018 and the historical statement of operations for the six month period ended December 31, 2018 and therefore no pro forma adjustments related to the Transaction are required. In April 2018, News Corporation (“News Corp”) and Telstra Corporation Limited (“Telstra”) combined their respective 50% interests in Foxtel and News Corp’s 100% interest in FOX SPORTS Australia into a new company, New Foxtel (defined above as the Transaction). Following the completion of the Transaction, News Corp owns a 65% interest in the combined business, with Telstra owning the remaining 35%. Consequently, New Foxtel began consolidating Foxtel as at April 3, 2018. The historical consolidated financial statements of New Foxtel are the continuation of FOX SPORTS Australia and therefore results for the period up to April 3, 2018 are the performance of FOX SPORTS Australia and its controlled entities only. The historical consolidated financial information of New Foxtel and Foxtel have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) expected to have a continuing impact. The historical consolidated financial statements of Foxtel have been adjusted to reflect certain reclassifications to conform to the historical consolidated financial statements of New Foxtel. The pro forma adjustments based on the purchase price allocation for the Transaction are preliminary and based upon available information and certain assumptions which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been presented for illustrative and informational purposes only and is not intended to represent or be indicative of what the results of operations would have been had the Transaction occurred on July 1, 2016. The unaudited pro forma condensed combined financial information presented below should not be relied upon as a representation of our future performance as if the Transaction had actually occurred on July 1, 2016. Certain transactions between FOX SPORTS Australia and Foxtel that occurred during the periods in this unaudited pro forma condensed combined financial information have been eliminated. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transaction, or costs necessary to achieve any cost savings, operating synergies or revenue enhancements. A reference to $ is a reference to Australian dollars unless specifically marked otherwise. 3

Summary of pro-forma and historical financial data (2) Interest is not pro-forma. Not reviewed and not pro forma. Definitions Subscription revenue primarily represents revenue from subscription to New Foxtel’s retail broadcast, Foxtel Now and OTT services. Subscription revenue also includes revenue from commercial customers, pay-per-view purchases, broadband / telephone services and installation revenue derived from the installation of equipment at subscribers’ premises Broadcast customers pay monthly and are on contracts ranging from nil to 24 months Foxtel Now and OTT customers pay monthly with no contracts Commercial customers pay monthly with contracts negotiated on a rolling basis Installation revenues for new customer sales are deferred and recognised over the contract period to which they relate Installation revenue for customer upgrades and relocations are recognised when the installation service is provided Advertising revenue includes revenue from the sale of advertising time and is recognised in the period in which the advertising is broadcast Other revenue includes revenue earned from programming sales, product & corporate sales, and MCN revenue Programming expenses includes content / channel licence fees, production costs and contra expenses Sales and marketing includes staff and marketing costs relating to sale of New Foxtel products Transmission costs includes cable and satellite access costs, CDN costs and broadband access costs Other non-programming costs include products / broadcast / technology costs, customer service and installation costs, corporate costs and MCN costs Amortisation relates to amortisation of intangibles acquired as part of the business combination (1) Full yearly Half yearly 4

Opex and capex detail

	Cost type	LTM Dec-18 *(A$mm)*	Key dynamics	Opportunity and potential levers
Opex	Programming costs	1,604	• Sports programming costs predominantly fixed through to expiry (providing attractive OTT economics) • Non-sport programming costs comprise a portfolio of various contracts with continual renewals and a significant variable portion	• Reduce spend on non-marquee sporting content • Non-sport programming costs can be adjusted quickly for viewer behavior given portfolio and shorter term nature of contracts • Variable cost component of OTT
Opex	Transmission costs	242	• Currently operating multi-platform distribution model (cable, satellite, OTT)	• Future satellite / IP-delivered model to reduce transmission costs (currently ~25% of broadcast subscribers are cable) • Cable access costs are ~$72m for LTM Dec-18 • Economies of scale benefits from growth of OTT product
Opex	Sales and marketing	158	• Current level of elevated marketing to support brand re-positioning • New marketing expense associated with supporting the launch of Kayo Sports	• Reduced marketing spend as product renovation is completed and customer segmentation improves
Opex	Other non-programming	560	• Includes product, customer service and installation, corporate and MCN expenses • Step-up in product costs related to launches of OTT products	• Reduce 3rd party spend • Continued headcount and other cost rationalisation at MCN • Product and corporate costs savings as part of integration of Foxtel and FSA
Capex		470 – 480 *(FY19E)*	• Subscriber-related capital expenditure[(1)] makes up ~65% of total capital expenditure (remainder is project capex[(2)]) • Significant project capex in FY19 to catch-up on prior year under-investment (e.g. 4K; Foxtel Go) and OTT strategy establishment	• Future multi-technology set-top box (i.e. IP and satellite enabled) • Reduced project capex

(1) Subscriber capex includes set-top-boxes, installation costs and other installed equipment.
(2) Project capex includes capital expenditure which is not related to subscriber costs such as set-top-boxes, installation costs and other installed equipment.

5

Summary balance sheet Balance sheet as at 31 December 2018 Property, plant and equipment consists of: Digital set tops and installation (represents the majority) Technical equipment Machinery and equipment Capital works in progress Leasehold improvements Intangibles consists of: Goodwill Customer relationships Brand and trade name Inventories consists solely of programme rights (current and non-current) Commentary 6

Additional Information Related to New Foxtel 7 Topic Response Set-top box and installation cost detail 65% of total cap ex of A$470-480mm is related to subscriber cap ex. IQ4 box costs Foxtel about A$280-300. Cost to customer is A$125, but can be waived. If a customer requires a technician, the cost to Foxtel is ~A$200. Cost to customer is A$100 but can be waived. For self-installation the cost to Foxtel is ~A$40. Approximately 45% of upgrading customers utilise self-installation. Package pricing Foxtel management is reviewing the pricing for its various programming packages, including potential price increases for certain tiers. LTM programming cost breakdown 50% of costs relate to sports rights and production About 90% of costs fixed in nature Variable agreements subject to subscriber numbers 50% of costs relate to non-sports rights 15% of this relates to movies, of which ~1/3 are fixed and ~2/3 variable, based on number of subscribers to the movie tier Channel agreements ~40% variable based on subscribers Remainder generally fixed price Foxtel currently spends ~10% of its non-sports programing costs on original content Despite programming costs being “fixed,” Foxtel has ability to manage the base given the ongoing / phased maturity of contracts, particularly for non-sports. Foxtel Now ARPU Foxtel Now ARPU estimated to be ~60-70% below broadcast ARPU.